UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 03, 2023

Regional Management Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35477	57-0847115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B
Greer, South Carolina		29651
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 864 448-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	RM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 3, 2023 (the “Closing Date”), Regional Management Corp. (the “Company”) and its wholly-owned subsidiary, Regional Management Receivables VII, LLC (“RMR VII”), entered into a Credit Agreement, dated as of April 3, 2023 (the “RMR VII Credit Agreement”), by and among the Company, as servicer (the “Servicer”), RMR VII, as borrower (the “Borrower”), the lenders and agents from time to time parties thereto, BMO Capital Markets Corp., as administrative agent (the “Administrative Agent”), and Computershare Trust Company, N.A., as securities intermediary (the “Securities Intermediary”) and backup servicer (the “Backup Servicer”). The RMR VII Credit Agreement provides for a revolving $75 million warehouse facility (the “RMR VII Warehouse Facility”) and will be secured by large and small consumer loans and convenience checks, including loans originated electronically and online (each, a “Receivable” and collectively, the “Receivables”), that are originated by certain direct and indirect subsidiaries of the Company and a certificate that represents a beneficial interest in Receivables originated by another direct subsidiary of the Company (the “2023-1B SUBI Certificate”).

The following table summarizes certain aspects of the RMR VII Warehouse Facility (capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the RMR VII Credit Agreement):

Facility Size	$75 million
Advance Rate	80.00% or, upon occurrence, and during the continuation, of a Level I Trigger Event as described in the RMR VII Credit Agreement, 74.00%.
Interest Rate

With respect to any loan and any day in an interest period, a rate per annum equal to (i) (A) prior to an Event of Default, the applicable Alternative Rate on such day or (B) on or after the occurrence of an Event of Default, the Default Rate, plus (ii) the applicable Margin on such day plus (iii) the applicable Step-Up Margin on such day.

Alternative Rate

With respect to any loan and an interest period, an interest rate per annum equal to Adjusted Term SOFR for such interest period, provided, that the “Alternative Rate” shall be the Base Rate for such interest period during the continuation of any benchmark unavailability period as described in the RMR VII Credit Agreement.

Default Rate	A rate per annum equal to the Base Rate.
Base Rate

With respect to any date of determination, a rate per annum equal to the greatest of (i) the Administrative Agent’s most recently announced rate of interest as its prime commercial rate for U.S. dollar-denominated loans made in the United States, (ii) the federal funds rate determined in the manner set forth in the RMR VII Credit Agreement plus 0.50%, and (iii) Term SOFR for a one-month tenor in effect on such day determined in the manner set forth in the RMR VII Credit Agreement plus 1.0% (provided that clause (iii) will not be applicable during any period in which Term SOFR is unavailable or unascertainable as described in the RMR VII Credit Agreement); provided, that in no event will the Base Rate be less than 0.0%.

Adjusted Term SOFR

For purposes of any calculation with respect to any loan and an interest period, the rate per annum equal to (i) Term SOFR for such calculation with respect to such loan for such interest period plus (ii) 0.10%, provided, that if Adjusted Term SOFR as so determined shall ever be less than the 0.00%, then Adjusted Term SOFR shall be deemed to be 0.00%.

Term SOFR

The forward-looking term rate based on the secured overnight financing rate for a tenor comparable to the applicable interest period as administered by the Federal Reserve Bank of New York as the administrator of the secured overnight financing rate (or a successor administrator of the secured overnight financing rate) as described in the RMR VII Credit Agreement.

Margin	3.00%.
Step-Up Margin	(i) during the Revolving Period, 0.00%; and (ii) after the Revolving Period, 1.25%.
Unused Commitment Fee Rate

(i) for each day that the aggregate principal amount of the loans under the RMR VII Credit Agreement are greater than fifty percent (50%) of the aggregate commitment of the lenders under the RMR VII Credit Agreement, 0.45%; and

(ii) for each day that the aggregate principal amount of the loans under the RMR VII Credit Agreement are less than or equal to fifty percent (50%) of the aggregate commitment of the lenders under the RMR VII Credit Agreement, 0.65%.

Payment Date	The 15th day of each calendar month, commencing with May 15, 2023, subject to the business day convention set forth in the RMR VII Credit Agreement.
Revolving Period	The period from the Closing Date to the earlier to occur of (i) October 3, 2024 and (ii) the occurrence of a Facility Amortization Event as described in the RMR VII Credit Agreement.
Amortization Period	The period from the termination of the Revolving Period to the payment in full of all loans by the lenders and all other amounts due under the RMR VII Warehouse Facility.
Legal Final Maturity Date	The Payment Date falling in the twelfth (12th) month following the month in which the Revolving Period terminates.

In connection with the transactions contemplated by the RMR VII Warehouse Facility, from time to time following the Closing Date, on each funding date (the “Funding Date”), certain wholly-owned direct and indirect subsidiaries of the Company (each, an “Originator” and collectively, the “Originators”) will sell and transfer Receivables and related assets (collectively, the “Transferred Assets”) originated by such Originators to the Company pursuant to the first tier master purchase agreement, dated as of the Closing Date (the “First Tier Master Purchase Agreement”), by and among such Originators, as sellers and the Company, as purchaser, and in turn the Company will sell and transfer the Transferred Assets to the Borrower pursuant to the second tier purchase agreement, dated as of the Closing Date (the “Second Tier Purchase Agreement”), by and between the Company, as seller and the Borrower, as purchaser, and such Transferred Assets will be pledged by the Borrower to the Administrative Agent pursuant to the RMR VII Credit Agreement to secure the obligations of the Borrower to the secured parties under the RMR VII Credit Agreement. Recourse to each of the Originators that is a party to the First Tier Master Purchase Agreement and to the Company pursuant to the Second Tier Purchase Agreement is limited to an obligation of the applicable seller to repurchase a Receivable if it is determined that there was a breach of any representation or warranty relating to such Receivable as of the relevant date specified in the First Tier Master Purchase Agreement or the Second Tier Purchase Agreement, as applicable. The Company is required to cure, repurchase from the Borrower or substitute any Receivable that did not meet the relevant eligibility criteria as of the relevant date specified in the RMR VII Credit Agreement. The Borrower granted a lien on and security interest in all of its right, title, and interest in, to, and under all of its assets and properties, including the Transferred Assets and related collateral, that are acquired by the Borrower on each Funding Date and the 2023-1B SUBI Certificate, to the Administrative Agent, as agent for the secured parties under the RMR VII Credit Agreement.

In connection with the closing of the RMR VII Warehouse Facility, the Borrower paid to BMO Capital Markets Corp., in its capacity as the Administrative Agent, an upfront fee. In addition, the Borrower is required to pay interest at the applicable Interest Rate on the applicable loan balance of the loans made by the lenders under the RMR VII Credit Agreement from the date of such loans following the Closing Date until the date such applicable loan balance has been paid in full. The applicable loan balance is payable on each Payment Date to the extent that the applicable loan balance exceeds the borrowing base calculated in the manner set forth in the RMR VII Credit Agreement on the related determination date during the Revolving Period and, following the Revolving Period, is payable on each Payment Date to the extent of available amounts for such payment until paid in full in accordance with the priority of payments for such Payment Date set forth in the RMR VII Credit Agreement. The Borrower has the right to prepay all or any portion of the loans without penalty, upon delivery of a prepayment notice to the Administrative Agent, the agents under the RMR VII Credit Agreement, the Securities Intermediary and each hedge counterparty, if any, at least two business days prior to such prepayment. In connection with prepayment, the Borrower is required to pay to the lenders certain breakage costs that are attributable to any administrative loss, cost, or expense (but excluding lost profits) incurred by the secured parties on prepayments made on a date other than a Payment Date.

The RMR VII Credit Agreement permits the Servicer to delegate in the ordinary course of business any or all of its duties and obligations thereunder to the Originators in their separate capacities as the subservicers (each, a “Subservicer”), provided that (i) each Subservicer is responsible for servicing the Receivables in the state in which such Subservicer is located, and (ii) the Servicer remains at all times responsible for the performance of each Subservicer’s duties and obligations.

The RMR VII Credit Agreement contains covenants that require the Servicer with respect to any collection period commencing with the collection period in which the initial Funding Date occurs to maintain certain delinquency ratios, extension ratios, annualized charge-off ratios, and excess spread percentage ratios subject to certain holidays that follow a securitization as described in the RMR VII Credit Agreement. A failure to maintain such ratios may result in a Level I Trigger Event, Level II Trigger Event, or Level III Trigger Event as described in the RMR VII Credit Agreement.

The RMR VII Credit Agreement contains customary Servicer Termination Events (subject to certain materiality thresholds and cure periods), including among others, (a) the occurrence of a Level III Trigger Event, (b) failure by the Servicer to deliver any collections or make any payment, transfer, or deposit, (c) failure to deliver a monthly report or monthly loan tape, (d) a merger or consolidation of the Servicer in breach of the RMR VII Credit Agreement, (e) non-compliance with covenants, (f) breach of representations or warranties, (g) an insolvency event involving the Servicer, (h) an Event of Default shall have occurred and have not been waived, (i) a failure by the Servicer to comply with certain anti-corruption laws, or (j) a failure by any Subservicer to maintain all necessary licenses, and approvals in all jurisdictions in which the ownership or lease of its property and or the conduct of its business with respect to the servicing of consumer loans (including the Receivables) requires such qualifications, licenses or approvals. The remedies for such Servicer Termination Events include termination and replacement of the Servicer as servicer under the RMR VII Credit Agreement. At any time following the assumption of the duties of the Servicer by the Backup Servicer following the occurrence of a Servicer Termination Event or other circumstance pursuant to which the Backup Servicer is appointed as the successor Servicer, if requested by the Administrative Agent (acting at the direction of lenders holding the requisite percentage of the loan balance), the Servicer and the Backup Servicer must work with the Administrative Agent and the lenders to take certain actions to centralize servicing, including establishing a lockbox and directing the obligors to remit all future payments to such lockbox.

The RMR VII Credit Agreement also contains customary Events of Default (subject to certain materiality thresholds and cure periods), including among others, (a) non-payment, (b) the loans outstanding exceeding the borrowing base with an extended cure period if such excess is due solely to a decrease in the Advance Rate following a Level I Trigger Event, (c) non-compliance with covenants, (d) non-compliance with representations and warranties, (e) an insolvency event involving any Regional Management entity, (f) the breach of certain financial covenants, (g) a Servicer Termination Event, (h) failure of the Administrative Agent to maintain a first prior perfected security interest in any material portion of the collateral, (i) a change in control of the Company or the Borrower, (j) an event of default occurs under a financing agreement of any Regional Management entity in connection with indebtedness at or above a specified monetary threshold and such indebtedness is accelerated (automatically or otherwise) by the requisite holders of such indebtedness, or (k) any of the Company, the Borrower, or the Originators have one or more final non-appealable judgements entered against it by a court of competent jurisdiction at or above a specified monetary threshold. The remedies for such termination events are also customary for this type of transaction and include acceleration of the Borrower’s outstanding obligations under the RMR VII Credit Agreement.

BMO Capital Markets Corp., in its capacity as the Administrative Agent, and its affiliate Bank of Montreal, as the initial lender and agent under the RMR VII Credit Agreement, and its other affiliates have in the past provided and/or may in the future provide investment banking, underwriting, lending, commercial banking, trust, and other advisory services to the Company and its subsidiaries and affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries and affiliates for such services.

For a complete description of the terms of the RMR VII Credit Agreement, see Exhibit 10.1 hereto. The foregoing description of the RMR VII Credit Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the RMR VII Credit Agreement, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Credit Agreement, dated as of April 3, 2023, by and among Regional Management Corp., as servicer, Regional Management Receivables VII, LLC, as borrower, the lenders and agents parties thereto, BMOCapital Markets Corp., as administrative agent, and Computershare Trust Company, N.A., as securities intermediary and backup servicer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 6, 2023	By:	/s/ Harpreet Rana